EXHIBIT 23.2

CONSENT OF INDEPENDENT RESERVOIR ENGINEERS AND GEOLOGISTS

      We consent to the incorporation by reference in Registration Statement No. 333-41035 on Form S-8, Registration Statement
No. 333-101084 on Form S-8, and Registration Statement No. 333-101085 on Form S-8, of Prima Energy Corporation of our reports dated January 12, 2003, January 13, 2003, January 14, 2003, and January 15, 2003 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2002.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Thomas J. Tella II Thomas J. Tella II Senior Vice President

Dallas, Texas
March 24, 2003

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